As filed with the Securities and Exchange Commission on May 15, 1996.
                                                               File No. 33-____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                               UROMED CORPORATION
             (Exact name of Registrant as specified in its charter)
          MASSACHUSETTS                                        04-3104185
 (State or other jurisdiction                               (I.R.S. Employer
        of organization)                                    Identification No.)

            64 A Street, Needham, Massachusetts 02194 (617) 433-0033
   (Address and telephone number of registrant's principal executive offices)
                        --------------------------------
                                  JOHN G. SIMON
                       Chairman of the Board of Directors,
                      President and Chief Executive Officer
                               UroMed Corporation
                                   64 A Street
                          Needham, Massachusetts 02194
                                 (617) 433-0033
            (Name, address and telephone number of agent for service)

                                 with copies to:
                            DONALD-BRUCE ABRAMS, ESQ.
                            Bingham, Dana & Gould LLP
                               150 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-8000

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective
- -------------------------------------------------------------------------------
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------
                                      Proposed           Proposed
Title of Securities   Amount to       Maximum            Maximum         Amount of
to be Registered      be Registered   Offering Price     Aggregate       Registration
                                      Per Share*         Offering        Fee
                                                         Price*
- -------------------------------------------------------------------------------------
Common Stock
No Par Value           2,335,026        $9.25            $21,598,991       $7,448.00
- -------------------------------------------------------------------------------------

*Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c) based on the average of the high and low prices reported in the consolidated trading system on May 8, 1996.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                    Subject to Completion, Dated May 15, 1996
                               P R O S P E C T U S
                               UROMED CORPORATION

                               2,335,026 Shares of
                           Common Stock, No Par Value

                                   -----------

      This Prospectus ("Prospectus") of UroMed Corporation, a Massachusetts corporation (the "Company"), relates to up to 2,335,026 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock") being sold by certain stockholders of the Company (the "Selling Stockholders"), for their respective accounts. See "Selling Stockholders." The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Common Stock is traded on The Nasdaq Stock Market under the symbol "URMD." On May 14, 1996, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $13.63 per share.

      The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder (other than commissions, fees and discounts of underwriters, brokers, dealers and agents), estimated to be $50,948. The Company has agreed to indemnify the Selling Stockholders and any underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

      Subject to the conditions of a Registration Rights Agreement, dated as of May 9, 1996, by and among the Company, the ASI Liquidating Trust (the "Trust") the trustees of the Trust (the "Trustees") and the beneficiaries of the Trust (The Selling Stockholders) (the "Registration Rights Agreement"), all or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the National Market System of the Nasdaq Stock Market, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. Pursuant to the Registration Rights Agreement, the Trust, the Trustees and the Selling Stockholders have each agreed, subject to certain conditions, that it will not, and it will cause any permitted transferee of its rights under the Registration Rights Agreement not to, sell any Shares other than through any of PaineWebber Incorporated, Vector Securities International, Inc. or Volpe, Welty & Company (together the "Permitted Brokers"). The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through the Permitted Brokers or, in certain cases, through other underwriters, brokers or dealers, and the Permitted Brokers or such other underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom the Permitted Brokers or such other underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Shareholders and the Permitted Brokers or any other underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of the Permitted Brokers or any such other underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of the Permitted Brokers or any such any underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

     Certain of the Permitted Brokers or the other underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.


                                   -----------

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS AND CAUTIONARY STATEMENT" ON PAGE 3.

                                   -----------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------

      No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

- -------------------------------------------------------------------------------
                                        Underwriting      Proceeds to Selling
                  Price to Public         Discounts           Stockholders
                                       and Commissions
- -------------------------------------------------------------------------------
Per Share               (l)                 (1)(2)               (1)(2)
- -------------------------------------------------------------------------------
Total                   (1)                 (1)(2)               (1)(2)
- -------------------------------------------------------------------------------

(1) Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, to register and qualify the Common Stock if required under applicable Blue Sky laws, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses incurred in connection with the same, estimated at $50,948, will be borne by the Company. The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the applicable Selling Stockholder.

                  The date of this Prospectus is May 15, 1996.

                              AVAILABLE INFORMATION

      The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500
W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Company's Common Stock is listed on The Nasdaq Stock Market, and reports, proxy statements and other information concerning the company can also be inspected the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

      The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

      Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any information that was incorporated by reference in the Prospectus (other than exhibits to documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference in the Prospectus). The Company will also provide upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act. Requests for such copies should be directed to Karen Galfetti, Investor Relations Specialist, 64 A Street, Needham, Massachusetts 02194. Telephone requests may be directed to Ms. Galfetti at (617) 433-0033.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995 and the Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 31, 1995, June 30, 1995, September 30, 1995 and March 31, 1996 filed with the Commission pursuant to Section 13(a) of the Exchange Act, the Current Reports on Form 8-K of the Company filed on March 26, and May 15, 1996 with the Commission pursuant to Section 13(a) of the Exchange Act and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                      RISK FACTORS AND CAUTIONARY STATEMENT

      An investment in the Shares being offered herein involves a high degree of risk. Prospective investors should consider carefully the risk factors contained in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995 which are incorporated herein by reference, in addition to the other information contained in this Prospectus, including all information incorporated hereby by reference, before purchasing the Shares offered hereby. From time to time, the Company issues statements in public filings or press releases, or officers of the Company may make public oral statements with respect to the Company, that may be considered forward-looking. In connection with the "safe harbor" provisions of the Private Securities Reform Act of 1995, the Company believes that the following important factors which , among others, could cause the Company's actual results for its 1996 fiscal year and beyond to differ materially from those expressed in any forward-looking statements made by, on behalf of, or with respect to, the Company, should be considered by investors when reviewing such statements:

(bullet) The uncertainty of Federal regulatory approval for the Reliance Insert.

(bullet) The uncertainty that the Reliance Insert and the Miniguard Patch(TM) will gain market acceptance either among physicians or UI sufferers in the United States or in Europe.

(bullet) The dependence by the Company on the success of two products, the Reliance Insert and the Miniguard Patch(TM).

(bullet) The uncertainty that the Company will be able to develop the ability to produce commercial quantities of its products and produce such quantities at an acceptable cost.

(bullet) The uncertainty that the Company will be able to develop an effective sales force and implement a successful marketing plan for the Reliance Insert and the Miniguard Patch(TM) in the United States.

(bullet) The Company's dependence on others for raw materials, including certain materials available only from single sources.

(bullet) The effect of competing products and surgical and non-surgical alternative treatments for incontinence.

(bullet) The uncertainty that the Company will be able to develop an effective distribution network and implement a successful distribution strategy for the Reliance Insert and the Miniguard Patch(TM) in Europe and elsewhere.

(bullet) The uncertain protection afforded the Company by its patents and other intellectual property relating to the Reliance Insert and the Miniguard Patch.

(bullet) The uncertainty whether the Company will be able to achieve medical reimbursement for the Reliance Insert or the Miniguard Patch in the United States or in all European Markets.

(bullet) The uncertainty whether the Company will be able to manufacture, market and sell its products at prices that permit it to achieve satisfactory margins in the production and marketing of its products.


                                   THE COMPANY

      The Company is focused on the development, manufacture and marketing of products for the management of urological and gynecological disorders. The Company's first two products, the Reliance Insert, a small balloon-tipped, single-use plug, and the Miniguard(TM) Patch, a small, disposable, prescription adhesive patch placed against the urethral opening, are intended for the management of certain types of female urinary incontinence ("UI"). UI is the loss of bladder control resulting in the involuntary leakage of urine in amounts considered to be a social or personal problem. According to the U.S. Department of Health and Human Services, there are approximately 10 million UI sufferers in the United States, of which the Company estimates that approximately 85% are women. Of these 8.5 million women, the Company has initially identified a target market of 1.5 million UI sufferers as potential users of its Reliance Insert. A broader group of mild to moderate UI sufferers will be targeted for use of the Miniguard Patch, which has been approved for marketing by the U.S. Food and Drug Administration. Sales of the Reliance Insert commenced in Germany in September 1995, and pre-commercialization activities have been initiated in certain additional European countries. Clinical trials of the Reliance Insert are continuing in the United States.

      The address of the principal executive office of the Company is 64 A Street, Needham, Massachusetts 02194. The telephone number of the Company is
(617) 433-0033.

                                USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

      On May 9, 1996, the ASI Liquidating Trust (the "Trust") acquired 1,868,021 shares of the Common Stock from the Company in a transaction exempt from the registration requirement of the Securities Act, in connection with an Asset Purchase Agreement, dated as of May 9, 1996, pursuant to which the Company purchased all of the assets of the Trust in exchange for $7,000,000 in cash, the 1,868,021 shares of the Common Stock and a commitment on the part of the Company to issue 467,005 additional shares of the Common Stock to the Trust, subject to adjustment under certain circumstances, on the effective date of the registration statement of which this prospectus is a part. Such additional shares of the Common Stock are currently anticipated by the Company to be issued in a transaction or transactions exempt from the registration requirement of the Securities Act.

      The Company understands from the Trust that the 1,868,021 shares of the Common Stock issued to the Trust in the transaction described above and any additional shares of the Common Stock issued pursuant to such transaction were, or will be, acquired by the Selling Stockholders (who, the Company understands from the Trust, are all beneficiaries of the Trust) from the Trust. Pursuant to the Registration Rights Agreement, dated as of May 9, 1996, among the Company, the Trust, the trustees of the Trust and the Selling Stockholders, the Company agreed to file with the Commission the Registration Statement, of which this Prospectus is a part, with respect to the resale of the Shares. The Company has committed to keep the Registration Statement effective until the earlier of (i) the second anniversary of the latest date on which shares of the Common Stock covered by such Registration Statement are issued by the Company to the Trust,
(ii) such time as all the Common Stock covered by such Registration Statement have been sold, or (iii) such time that all shares of the Common Stock for which the Company has an obligation to register pursuant to the terms of the Registration Rights Agreement may be sold without limitation under the Securities Act. However, the Company may in its discretion agree to extend the effectiveness of the Registration Statement beyond such date. The Company has agreed to indemnify the Selling Shareholders and their officers, directors and controlling persons against certain liabilities, including certain liabilities under the Securities Act.

      As of May 14, 1996, except as noted below, none of the Selling Shareholders held of record more than 1% of the Company's outstanding Common Stock. None of the Selling Stockholders has had any position, office or other material relationship within the past three years with the Company or its affiliates.

      As of May 10, 1996, there were 25,989,033 shares of the Common Stock issued and outstanding.

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 15, 1996 and as adjusted to reflect the sale of all of the Common Stock offered hereby by each of the Selling Stockholders.


Name of Selling                         Shares Beneficially Owned                              Shares to be Beneficially
Stockholder                               Prior to Offering (1)        Shares Offered (2)         Owned After Offering
- ----------------                        -------------------------      ------------------      -------------------------
Crosspoint Venture Partners II,
 a California Limited Partnership              394,464                      394,464                       0

H & Q Life Science Ventures                    175,500                      175,000                       0

Hamquist                                         3,532                        3,532                       0

H & Q Investors                                  1,171                        1,171                       0

H & Q Ventures International                    33,533                       33,533                       0

H & Q Ventures IV                               33,533                       33,533                       0

Hambrecht & Quist Group                         21,229                       21,229                       0

H & Q TV Management N.V.                            18                           18                       0

Hambrecht & Quist Venture
 Partners                                        1,502                        1,502                       0

H&Q London Ventures                             18,192                       18,192                       0

Hansa A.G.                                      17,576                       17,576                       0

Southern California Ventures II,
 a California Limited Partnership              242,938                      242,938                       0

Robert Elliott                                  54,554                       54,554                       0

Bruce E. Fettel Separate Property
 Trust Est. February 18, 1982                   21,612                       21,612                       0

Walter S. Baer  Revocable Trust
 Dated August 19, 1987                           5,800                        5,800                       0

Miriam Baer                                      2,962                        2,962                       0

Alan Baer                                        2,298                        2,298                       0


                                       6


Nick E. Yocca Profit Sharing
 Trust                                           3,491                        3,491                       0

Louis Knobbe                                     1,745                        1,745                       0

Brentwood  Associates IV, L.P.                 249,551                      249,551                       0

Evergreen IV, L.P.                              96,215                       96,215                       0

Medicus Venture Partners 1990                  162,061                      162,061                       0

Medicus Venture Partners 1992                    9,505                        9,505                       0

Medicus Venture Partners 1992                   21,018                       21,018                       0

Robert F. Rosenbluth                           173,461                      173,461                       0

Jay Lenker                                      41,162                       41,162                       0

Thomas J. Berryman                              14,481                       14,481                       0

Brian Cox                                        4,420                        4,420                       0

Rodney Brenneman                                 2,580                        2,580                       0

Nick E. Yocca                                    1,221                        1,221                       0

James Swope                                      1,100                        1,100                       0

Kim Maya                                           132                          132                       0

John Schaffer                                       39                           39                       0

Sandra K. Fiori                                  1,281                        1,281                       0

Steve Trom                                       1,631                        1,631                       0

Sue Lyons                                          737                          737                       0

Michael Jackson                                    582                          582                       0

G. Robert Greene                                13,981                       13,981                       0

Dana Luitjens                                      737                          737                       0

R. Perez-Marrero                                   233                          233                       0

Norma E. Bonis                                     349                          349                       0

William Moseley                                  1,747                        1,747                       0

Lynette Marksberry                                 737                          737                       0

Michael Brown                                    1,637                        1,637                       0


                                       7

Barry Calvarese                                  8,374                        8,374                       0

Rick Carlson                                     7,767                        7,767                       0

Barbara Campagna                                  6296                          629                       0

Michael Shine                                    1,053                        1,053                       0

Pat Maley                                        6,470                        6,470                       0

William Amaden                                   7,456                        7,456                       0

ASI Liquidating Trust                          467,005                      467,005                       0
                                             ---------                    ---------                      --
            Total:                           2,335,026                    2,335,026                       0
                                             =========                    =========                      ==



      (1) The Company believes, based on information provided by the Trust and the Selling Stockholders, that each Selling Stockholder has sole voting and investment power with respect to the shares beneficially owned.

      (2) See "Plan of Distribution."

      Certain of the Permitted Brokers or the other underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

      Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption for registration or qualification is available and is complied with.

      The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Stockholders and any underwriters against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

      Subject to the conditions of the Registration Rights Agreement, all or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions (a) transactions (which may involve crosses or block transactions) on the National Market System of the Nasdaq Stock Market or otherwise, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices; or (b) privately negotiated transactions at regulated prices, including underwritten offerings. Pursuant to the Registration Rights Agreement, the Trust, the Trustees and the Selling Stockholders have each agreed, subject to certain conditions, that it will not, and it will cause any permitted transferee of its rights under the Registration Rights Agreement not to, sell any Shares other than through any of PaineWebber Incorporated, Vector Securities International, Inc. or Volpe, Welty & Company (together the "Permitted Brokers"). The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through the Permitted Brokers or, in certain cases, through other underwriters, brokers or dealers and the Permitted Brokers or such other underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom the Permitted Brokers or such other underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Shareholders and the Permitted Brokers or any other underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of the Permitted Brokers or any such other underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of the Permitted Brokers or any such any underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

      Certain of the Permitted Brokers or the other underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

      Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption for registration or qualification is available and is complied with.

      The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Stockholders and any underwriters against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

      If all or a portion of the Shares are offered through an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

      Under applicable rules and regulations of the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the later of the commencement of offers or sales of the Shares to be distributed and the time such person becomes a participant in the distribution unless such person is a qualifying registered market maker on the National Market System of The Nasdaq Stock Market, and such market-making activities are conducted in accordance with Rule 10b-6A under the Exchange Act. Pursuant to Rule 10b-6A, a qualified registered market maker is permitted to engage in passive market making transactions during the two business days prior to the commencement of offers or sales of the Shares which comply with applicable volume and price limits and are identified as such. In general, a passive market maker may display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the passive market maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time. In addition to and without limiting the generality of the foregoing, the Selling Shareholders and any other person participating in such distribution will be subject to other applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may further limit the timing of purchases and sales of shares of Common Stock by the Selling Shareholders and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                              CERTAIN LEGAL MATTERS

      The validity of the offered Common Stock will be passed upon for the Company by Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts.

                                     EXPERTS

      The financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Price Waterhouse, LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

            SEC Registration Fee..................           $ 7,448
            Transfer Agent and Registrar Fees and Expenses    11,000
            Legal Fees and Expenses...............             5,000
            Blue Sky Fees and Expenses............             5,000
            Accounting Fees and Expenses..........             5,000
            Nasdaq Stock Market Fee...............            17,500
            Miscellaneous.........................                 *
                                                             -------
            Total.................................            50,948
                                                             =======

      ------------
      *  Estimates

Item 15.    Indemnification of Directors and Officers.

      Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors, officers and employees against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition, Article XXVIII of the Registrant's Amended and Restated By-Laws provides for indemnification of directors, officers and employees of the Registrant. Section 67 and the Registrant's Amended and Restated By-Laws generally provide that a director, officer or employee of the Registrant shall be indemnified by the Registrant for all expenses and liabilities of legal proceedings brought against him/her by reason of his/her status or service as a director, officer or employee unless the director, officer or employee is adjudged not to have acted in good faith in the reasonable belief that his/her action was in the best interest of the Company or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The Registrant's Articles of Organization also incorporate certain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or authorization of distributions in violation of the Articles of Organization or of loans to officers or directors of the Registrant or any transaction from which the director derived improper personal benefit. These provisions do not eliminate a director's duty of care. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

Item 16.    Exhibits.

      (4.1) Specimen Certificate for Shares of the Registrant's Common Stock, no par value, incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Reg.
            No. 33-74282).

      (4.2) Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Reg. No. 33-74282).

      (4.3) Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the Company's 1994 fiscal year, filed with the Securities and Exchange Commission on March 31, 1995.

      (4.4) Registration Rights Agreement, dated as of May 9, 1996, among the Registrant and certain of its securityholders.

      (5)    Opinion of Bingham, Dana & Gould LLP.

      (23.1) Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

      (23.2) Consent of Price Waterhouse LLP.

      (24)  Power of Attorney (included on signature page).


Item 17.    Undertakings.

      (A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (B) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (D) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

                  Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (E) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                  (a) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham and the Commonwealth of Massachusetts as of May 14, 1996.

                                  UROMED CORPORATION

                                  By:  /s/ John G. Simon
                                       -------------------------------------
                                       John G. Simon
                                       Chairman of the Board, Chief Executive
                                       Officer and President

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints John G. Simon and Paul J. Murphy and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below as of May 14, 1996 by the following persons on behalf of the Registrant and in the capacities indicated.


/s/ John G. Simon                  Chairman of the Board, Chief Executive
- ---------------------------        Officer and President (principal
    John G. Simon                  officer)


/s/ Paul J. Murphy                 Chief Financial Officer and Treasurer
- ---------------------------        (principal financial and accounting officer)
    Paul J. Murphy

/s/ Elizabeth B. Connell           Director
- ---------------------------
    Elizabeth B. Connell

/s/ David P. Fialkow               Director
- ---------------------------
    David P. Fialkow

/s/ Steven J. Gilbert              Director
- ---------------------------
    Steven J. Gilbert

/s/ Richard A. Snadberg            Director
- ---------------------------
    Richard A. Sandberg

/s/ Thomas E. Tierney              Director
- ---------------------------
    Thomas E. Tierney

                                  EXHIBIT INDEX


      Exhibit     Description
      -------     -----------

      (4.4)       Registration Rights Agreement

      (5)         Opinion of Bingham, Dana & Gould LLP

      (23.1)      Consent of Bingham Dana & Gould LLP (included as exhibit 5)

      (23.2)      Consent of Price Waterhouse LLP.

      (24)        Power of Attorney (included on signature page).